                                                                   EXHIBIT 23.03


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Brooks Automation, Inc. of our report dated September 17, 2001 relating to the financial statements of General Precision, Inc. as of June 30, 2001 and December 31, 2000 and for the six months ended June 30, 2001 and the year ended December 31, 2000, which appears in Brooks Automation, Inc.'s Current Report on Form 8-K/A dated October 5, 2001.



/s/ PricewaterhouseCoopers LLP
Los Angeles, California
May 10, 2002